Exhibit 99

                (PennRock Financial Services Corp. Letterhead)

                                 PRESS RELEASE

For Immediate Release
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Contact:
Glenn H. Weaver, President
PennRock Financial Services Corp.
(717) 354-4541

BLUE BALL, PENNSYLVANIA, June 8, 1999 - - PennRock Financial Services Corp., the parent bank holding company of Blue Ball National Bank, today announced that its Board of Directors has authorized the repurchase of up to 200,000 shares of its common stock, or approximately 3.3% of such shares outstanding.

The repurchases are authorized to be made from time to time in open market or privately negotiated transactions during the next year. According to Executive Vice President and Chief Executive Officer Melvin Pankuch, the repurchased shares will be held as treasury shares available for issuance in connection with future stock dividends and stock splits, employee benefit plans, executive compensation plans and for issuance under the Dividend Reinvestment Plan.

PennRock Financial Services Corp. is a Lancaster County based bank holding company with assets in excess of $730 million. Its wholly-owned subsidiary, Blue Ball National Bank, operates 14 banking offices in Lancaster, Berks and Chester Counties, Pennsylvania.

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